SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of Earliest Event Reported): November 6, 2003

WACKENHUT CORRECTIONS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida	33487

(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (561) 893-0101

(Former Name or Former Address, if Changed since Last Report)

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

     On August 6, 2003, Wackenhut Corrections Corporation issued a press release announcing its financial results for the third quarter ended September 28, 2003, a copy of which is incorporated herein by reference and attached hereto as an Exhibit.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WACKENHUT CORRECTIONS CORPORATION

November 7, 2003	By: /s/ John G. O’Rourke

Date	John G. O’Rourke Senior Vice President – Finance and Chief Financial Officer (Principal Financial Officer and duly authorized signatory)

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(WCC LOGO)

NEWS RELEASE

One Park Place, 621 NW 53rd Street, Suite 700, Boca Raton, FL 33487

CR-03-29

WACKENHUT CORRECTIONS CORPORATION
REPORTS THIRD QUARTER RESULTS

•	Achieved quarterly EPS of $2.79 – net income of $30.4 million

•	Revenues Grew 11% to $158 Million from $142 Million

•	Third Quarter Average Occupancy Rates Improved to 100%

Boca Raton, Fla. – November 6, 2003 — Wackenhut Corrections Corporation (NYSE: WHC) (“WCC”) today reported third quarter 2003 earnings per share of $2.79 or $30.4 million compared with $0.25 per share or $5.4 million in the third quarter of 2002. These results are inclusive of a one-time after-tax gain of approximately $32.7 million from the sale of WCC’s joint-venture interest in the United Kingdom, a charge of approximately $1.2 million, after tax, related to the refinancing of WCC’s former senior credit facility, a write-off of approximately $3.0 million, after tax, related to WCC’s deactivated Jena, Louisiana Facility, and approximately $1.8 million, after tax, for transition costs related to WCC’s contract with the Department of Immigration and Multicultural and Indigenous Affairs in Australia.

The first nine months reported net income was $41.8 million compared with $15.9 million for the first nine months of 2002. Third quarter earnings per share reflect the repurchase of 12 million shares of WCC common stock from Group 4 Falck on July 9, 2003, which resulted in 10.9 million diluted weighted average shares outstanding for the third quarter in 2003 compared to 21.4 million shares outstanding for the same period in 2002. Year-to-date earnings per share reflect 17.9 million diluted weighted average shares outstanding for 2003 compared to 21.3 million shares outstanding for 2002. There are currently 9.6 million diluted weighted average shares outstanding.

Revenue for the third quarter was $158 million compared with $142 million in the third quarter of 2002. Revenue for the first nine months of 2003 increased to $456 million compared to $423 million during the first nine months of last year. Revenues for the first nine months of 2003 reflect the opening of the Lawrenceville Correctional Facility in March of this year, a strengthening of the Australian dollar by approximately 17 percent from 2002, an improvement in average occupancy rates to 100%, and contractual cost of living adjustments.

Cash on the balance sheet at the end of the third quarter was approximately $120 million compared with $35 million at year-end 2002. This increase in cash primarily reflects the proceeds from the sale of WCC’s UK joint venture during the third quarter for approximately $80.7 million, pre tax.

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Wackenhut Corrections Reports Third Quarter Results

George C. Zoley, Chairman and Chief Executive Officer of WCC, said, “We are very pleased with the strength of our 2003 third quarter operating and financial performance. Third quarter 2003 has been an exciting and invigorating period for WCC. We feel that we are well positioned to pursue further growth and continue to enhance shareholder value.”

WCC has scheduled a conference call and simultaneous web-cast at 2:30 PM (EST) today to discuss its third quarter financial results as well as discuss WCC’s progress and outlook. The U.S. call-in number is 1-800-952-4671 and the international call-in number is 1-706-643-1406. In addition, a live web-cast of the conference call may be accessed on WCC’s investor relations home page at www.wcc-corrections.com. The web-cast will be available on the website for 30 days. A telephonic replay of the conference call will be available until December 8, 2003 at 1-800-642-1687 (U.S.) and 1-706-645-9291 (International). The Conference ID Number for the telephonic replay is 3017776.

WCC is a world leader in the delivery of correctional and detention management, health and mental health services to federal, state and local government agencies around the globe. WCC offers a turnkey approach that includes design, construction, financing and operations. WCC represents government clients in the United States, Australia, South Africa, New Zealand, and Canada servicing 49 facilities with a total design capacity of approximately 36,000 beds.

This press release contains forward-looking statements regarding future events and future performance of the Company that involve risks and uncertainties that could materially affect actual results, including statements regarding estimated earnings, revenues and costs and our ability to maintain growth and strengthen contract relationships. Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) WCC’s ability to meet its earnings guidance for 2003 given the various risks to which its business is exposed; (2) WCC’s ability to successfully pursue further growth and continue to enhance shareholder value; (3) WCC’s ability to access the capital markets in the future on satisfactory terms or at all; (4) risks associated with WCC’s ability to control operating costs associated with contract start-ups; (5) WCC’s ability to timely open facilities as planned, profitably manage such facilities and successfully integrate such facilities into WCC’s operations without substantial costs; (6) WCC’s ability to win management contracts for which it has submitted proposals and to retain existing management contracts; (7) WCC’s ability to obtain future financing on acceptable terms; (8) WCC’s ability to sustain company-wide occupancy rates at its facilities; and (9) other factors contained in WCC’s Securities and Exchange Commission filings, including the forms 10-K, 10-Q and 8-K reports.

Third quarter and nine months financial tables to follow:

WACKENHUT CORRECTIONS CORPORATION
Consolidated Statements of Income
For the thirteen weeks and thirty-nine weeks ended
September 28, 2003 and September 29, 2002
(In thousands, except per share and operating data)

	13 Weeks	13 Weeks	39 Weeks	39 Weeks
	Ended	Ended	Ended	Ended
	Sept. 28,	Sept. 29,	Sept. 28,	Sept. 29,
	2003	2002	2003	2002

Revenues	$157,848	$141,706	$456,309	$423,080
Operating Expenses	141,770	123,822	394,610	370,470
Depreciation and Amortization	3,433	2,422	10,352	7,346
G & A Expense	9,522	7,849	28,572	24,250
Gain on Sale of UK Joint Venture	61,034	—	61,034	—

Operating Income	64,157	7,613	83,809	21,014

Interest Income	1,705	1,119	4,249	3,235
Interest Expense	(5,558)	(802)	(11,649)	(2,476)
Write-off of Deferred Financing Fees from Extinguishment of Debt	(1,989)	—	(1,989)	—
Income Before Income Taxes & Equity in Earnings of Affiliates	58,315	7,930	74,420	21,773
Provision for Income Taxes	28,461	3,229	35,153	9,704
Income Before Equity in Earnings of Affiliates	29,854	4,701	39,267	12,069
Equity in Earnings of Affiliates, net of tax	514	657	2,572	3,877

Net Income	$30,368	$5,358	$41,839	$15,946

Basic EPS	$2.86	$0.25	$2.36	$0.76
Basic Weighted Average Shares Outstanding	10,622	21,240	17,714	21,115
Diluted EPS	$2.79	$0.25	$2.34	$0.75
Diluted Weighted Average Shares Outstanding	10,895	21,391	17,877	21,340

Operating Data

	13 Weeks	13 Weeks	39 Weeks	39 Weeks
	Ended	Ended	Ended	Ended
	Sept. 28,	Sept. 29,	Sept. 28,	Sept. 29,
	2003	2002	2003	2002

*Revenue-producing beds	33,874	35,736	33,874	35,736
**Compensated mandays	2,819,916	2,714,125	8,362,281	8,150,741
**Average occupancy	100.1%	97.2%	99.3%	96.7%

*	Includes United Kingdom and South Africa

**	Excludes United Kingdom and South Africa